UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2011

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
LNG Sale and Purchase Agreement
On November 21, 2011, Cheniere Energy Partners, L.P. (“Cheniere Partners”) issued a press release announcing the signing of an LNG Sale and Purchase Agreement (“SPA”) between Sabine Pass Liquefaction, LLC, a subsidiary of Cheniere Partners (“Sabine Liquefaction”), and Gas Natural Aprovisionamientos SDG S.A. (“GNA”), a subsidiary of Gas Natural SDG S.A. (“Gas Natural Fenosa”).
Under the SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•
Sabine Liquefaction will sell and make available for delivery, and GNA will take and pay for, cargoes of liquefied natural gas (“LNG”) with an annual contract quantity of 182,500,000 MMBtu (equivalent to approximately 3.5 million tonnes per annum (“mtpa”)).

•
GNA will pay Sabine Liquefaction a fixed sales charge of $2.49 per MMBtu for the full 182,500,000 MMBtu annual contract quantity regardless of whether GNA purchases any cargoes of LNG. The fixed sales charge will be paid ratably on a monthly basis, and 13.6% of the fixed sales charge will be subject to annual adjustment for inflation.

•
GNA will also pay Sabine Liquefaction a contract sales price for each MMBtu of LNG delivered under the SPA. The contract sales price will be equal to 115% of the final settlement price for the New York Mercantile Exchange Henry Hub natural gas futures contract for the month in which the relevant cargo is scheduled.

•
GNA will have the right to cancel all or any part of a scheduled cargo of LNG by a timely advance notice, in which case GNA will continue to be obligated to pay the full monthly fixed sales charge but will forfeit its right to receive the cancelled quantity and will not be obligated to pay the contract sales price for the forfeited quantity.

•	Gas Natural Fenosa has irrevocably guaranteed GNA's payment obligations under the SPA.

•
The LNG delivery, payment and related provisions of the SPA will have a 20-year term, commencing on the date designated for the first commercial delivery of LNG from the second LNG liquefaction train. GNA will have the right to extend the 20-year term for an additional period of up to 10 years or, in certain circumstances, up to 12 years.

•	The obligations of Sabine Liquefaction to proceed with the liquefaction project under the

•	SPA will become effective when the following conditions have been satisfied or waived:

◦	Sabine Liquefaction has received all regulatory approvals required for construction and operation of its second LNG liquefaction train and related facilities in Cameron Parish, Louisiana;

◦	Sabine Liquefaction has secured the necessary financing arrangements to construct and operate its second liquefaction train and related facilities;

◦	Sabine Liquefaction has taken a positive final investment decision to proceed with construction of its second LNG liquefaction train and related facilities;

◦	Sabine Liquefaction has in effect certain other agreements facilitating the actions contemplated by the SPA; and

◦	specified regulatory authorizations are in effect permitting Sabine Liquefaction to export LNG from the United States.

•
Sabine Liquefaction will designate the date for the first commercial delivery of LNG within the 180-day period commencing 59 months after the date the preceding conditions have been satisfied or waived.

GNA would have the right to terminate the SPA if Sabine Liquefaction declared an event of force majeure (as defined and provided in the SPA, including certain changes to the export authorizations): (i) with respect to a period that had continued uninterrupted or was reasonably projected by Sabine Liquefaction to extend for 24 months and that had resulted or was reasonably projected by Sabine Liquefaction to result in a 50 percent or greater reduction in the annual contract quantity of LNG available to GNA during that period; or (ii) one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in a 50 percent or greater reduction in the annual contract quantity of LNG available to GNA during that period. GNA would also have the right to terminate the SPA if, among other things: (i) GNA declared an event of force majeure (as defined and provided in the SPA) with respect to governmental approvals and other specified matters and such force majeure continued for a period of 24 months and resulted in a reduction in the quantity of LNG that GNA was able to take equal to or greater than 50% of the annual contract quantity during that period; (ii) Sabine Liquefaction failed to make available to GNA 7 consecutive cargoes, or 20 cargoes during any 12-month period; or (iii) the second LNG train had not commenced commercial operations at the Sabine Liquefaction facility within 180 days after the date designated for the first commercial delivery. During any event of force majeure declared by GNA or Sabine Liquefaction, GNA will continue to be obligated to pay the fixed sales charge subject to reduction under certain circumstances.
Sabine Liquefaction would have the right to terminate the SPA if: (i) the guaranty provided by Gas Natural Fenosa or a successor guarantor ceased to be in effect for longer than 10 business days; (ii) GNA or its guarantor failed to execute certain agreements with financial lenders; (iii) GNA failed to comply with applicable trade laws; or (iv) GNA violated provisions of the SPA restricting parties to which LNG can be marketed and sold.
Either party would have the right to terminate the SPA if: (i) a bankruptcy event (as defined in the SPA) occurred with respect to the other party; (ii) the other party failed to pay amounts due under the SPA in excess of US$20 million; (iii) the other party's business practices caused it to violate certain applicable laws; (iv) the conditions to the commencement of the 20-year term specified in the SPA were not satisfied or waived by December 31, 2012, or a later date if so agreed by GNA and Sabine Liquefaction; or (v) the second LNG train had not timely commenced commercial operations.
Under the SPA, Sabine Liquefaction and GNA will be responsible for their respective taxes, and each may assign the SPA in its entirety to its respective affiliates. Other assignments are permitted only with consent as provided in the SPA.
The descriptions of material terms of the SPA set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.
A copy of the press release relating to the SPA is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
d) Exhibits

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated November 21, 2011, between Sabine Pass Liquefaction, LLC (Seller) and Gas Natural Aprovisionamientos SDG S.A. (Buyer).

99.1*	Press Release, dated November 21, 2011.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.
		By:	Cheniere Energy Partners GP, LLC,
its general partner

Date:	November 21, 2011	By:	/s/ Meg A. Gentle
			Name:	Meg A. Gentle
			Title:	Senior Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated November 21, 2011, between Sabine Pass Liquefaction, LLC (Seller) and Gas Natural Aprovisionamientos SDG S.A. (Buyer).

99.1*	Press Release, dated November 21, 2011.

* Filed herewith.